UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2009

YTB International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road
Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Employment Severance Agreement

Effective June 30, 2009, YTB International, Inc. (the “Company”) entered into an Employment Severance Agreement by and between REZConnect Technologies, Inc. (“REZConnect”), formerly a wholly-owned subsidiary of the Company, and Michael and Derek Brent, former Chief Executive Officer and President of REZConnect, respectively.  In connection with their separation from the Company, Michael and Derek Brent’s employment agreements were terminated, as more fully discussed in Item 1.02 below.

As consideration for termination of their employment agreements, the Company sold all of its REZConnect stock to the Brents, thereby transferring ownership of REZConnect.  The terms of this sale are set forth in the Agreement of Purchase and Sale (the “REZConnect Sales Contract”), more fully described below.  In addition, the Employment Severance Agreement provides for the following:  (i) termination of the Brents’ prior non-compete obligations; (ii) payments to Michael Brent of $60,000 annually until July 14, 2011; (iii) issuance of the Company’s common stock to Michael Brent, the number of shares to be determined based on the difference between what Michael Brent would have received under his former employment agreement and cash received pursuant to the Employment Severance Agreement from the period beginning July 1, 2009 and ending December 31, 2011; (iv) continuance of Michael Brent’s ownership rights and participation in the Company’s commission and bonus structure as an independent sales representative; (v) payments to Derek Brent of $254,400 annually, payments to be made in cash until June 30, 2011 and thereafter in the Company’s common stock until December 31, 2014; (vi) a lift on the contractual restrictions on the number of shares of the Company’s common stock that may be sold by the Brents; and (vii) indemnification of the Brents by the Company of any claims, losses and liabilities arising out of or in any way relating to the operations and business of the Company.

Under the terms of the Employment Severance Agreement, the Brents agreed to transfer a certificate of deposit in the amount of $275,000 owned by REZConnect back to the Company.  In addition, the Brents assumed all liabilities of REZConnect and agreed to indemnify the Company from any and all claims, losses and liabilities arising out of or in any way relating to the operations and business of REZConnect.  The Brents are subject to confidentiality and two-year non-solicitation obligations as set forth in the Employment Severance Agreement.  Any dispute arising under the Employment Severance Agreement is subject to binding arbitration.

Agreement of Purchase and Sale

As discussed above, effective as of June 30, 2009, the Company entered into the REZConnect Sales Contract with the Brents and REZConnect pursuant to which the Company transferred ownership of all stock and assets of REZConnect to the Brents.  As a result, REZConnect is no longer a wholly-owned subsidiary of the Company.

As set forth in the REZConnect Sales Contract, the Brents received all assets and assumed all liabilities of REZConnect as a result of the transfer of ownership.  The Brents agreed to transfer back to the Company a certificate of deposit in the amount of $275,000 owned by REZConnect.  Pursuant to the terms of the REZConnect Sales Contract, the stock of REZConnect will be held by CEO Travel Network, LLC, a limited liability company owned by Michael Brent and his wife.  The REZConnect Sales Contract includes a mutual indemnification provision relating to liabilities arising from the REZConnect Sales Contract, and any dispute pertaining to the REZConnect Sales Contract shall be resolved through binding arbitration.

Item 1.02.                      Termination of a Material Definitive Agreement.

Effective June 30, 2009, the employment agreements of Michael Brent and Derek Brent were terminated by the agreement of the parties.  Under the original terms of their employment agreements, Michael Brent’s agreement was to terminate on December 31, 2012, and Derek Brent’s agreement was to terminate on December 31, 2009.

Pursuant to Michael Brent’s former employment agreement, he served as Chief Executive Officer of REZConnect for a base salary of $325,000, which increased by $25,000 annually after December 31, 2008.  Michael Brent was also entitled to an annual cash bonus equal to a percentage of the Company’s net pre-tax income equal to (i) 2% if the net pre-tax income was at least $500,000 but less than $1,500,000; (ii) 2.25% if the net pre-tax income was at least $1,500,000 but less than $3,000,000; and (iii) 2.5% if the net pre-tax income was at least $3,000,000.  If Michael Brent was terminated without cause, he was entitled to severance payments equal to his then-current base salary through the term of the employment agreement.  In addition to base salary and bonus, Michael Brent was eligible for the Company’s insurance, health and medical benefits and participation in the Company’s profit-sharing, incentive bonus and pension plans.  Michael Brent was subject to confidentiality, non-competition and non-solicitation obligations.

Pursuant to Derek Brent’s employment agreement, he served as President of REZConnect for a base salary of $180,000, which increased by $30,000 annually in each of 2007 and 2008, and increased by 6% of the 2008 base salary in 2009.  Derek Brent was also entitled to an annual cash bonus on the same terms as Michael Brent, as described above, and was eligible for the Company’s insurance, health and medical benefits as well as participation in the Company’s profit-sharing, incentive bonus and pension plans.  Derek Brent was subject to confidentiality, non-competition and non-solicitation obligations.

Item 2.05.                      Costs Associated with Exit or Disposal Activities.

On June 30, 2009, the Company’s Board of Directors approved entry into the Employment Severance Agreement, which resulted in the termination of the employment of Michael and Derek Brent with the Company.  In connection with this separation, the Brents’ employment agreements were also terminated.  The terms of the separation are more fully discussed in Item 1.01, which information is incorporated herein by reference.

At this time, the Company is unable, in good faith, to make a determination of the estimates of the total amount of costs to be incurred in connection with the transaction.  The Company will file an amendment to this Current Report on Form 8-K once such determination has been made.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

No.	Description

10.1	Employment Severance Agreement by and between YTB International, Inc., Michael Brent, Derek Brent and REZConnect Technologies, Inc., dated as of June 30, 2009.

10.2	Agreement of Purchase and Sale by and between Michael Y. Brent and Derek Brent, as Purchasers, and YTB International, Inc., as Seller, dated as of June 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: July 7, 2009	By:	/s/ John Clagg
Name: John Clagg
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

No.	Description

10.1	Employment Severance Agreement by and between YTB International, Inc., Michael Brent, Derek Brent and REZConnect Technologies, Inc., dated as of June 30, 2009.

10.2	Agreement of Purchase and Sale by and between Michael Y. Brent and Derek Brent, as Purchasers, and YTB International, Inc., as Seller, dated as of June 30, 2009.